Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form SB-2/A of our report, dated January 28, 2005 with respect to the audit of the financial statements of Viking Systems, Inc.

We also consent to the reference to our firm under the caption “Experts” in such prospectus.

/s/Tanner LC
Salt Lake City, Utah
July 31, 2006